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                                                                    EXHIBIT 10.3


                             AMENDMENT TO AGREEMENT


         WHEREAS, the undersigned Federal Screw Works, a Michigan corporation (the "Corporation"), and Hugh G. Harness (the "Employee") entered into a certain Agreement dated January 7, 1994 (the "Agreement"); and

         WHEREAS the Board of Directors of the Corporation did, at its Annual meeting held October 25, 2001, authorize the following amendments to the Agreement, all of which amendments are concurred in by the Employee;

         NOW, THEREFORE, the Agreement is amended as follows:

         1. Article II, captioned "Consultation Services," is amended by the last sentence of Article III and adding at the end of said
                  Article II the following: The term of this Agreement shall continue after January 31, 2002 for a period of five (5) years commencing February 1, 2002. The term of this Agreement shall automatically terminate upon Employer's death or "Disability" (as hereinafter defined). For purposes of this Agreement, "Disability" shall mean the determination of the Board of Directors, in good faith, that Employee is unable to perform the essential functions of his position, with reasonable accommodation, because of any physical or mental injury or disability and that it is reasonably unlikely that Employee will be able, after six (6) months from the date of such physical or mental injury or disability, to resume performing such essential functions of his position with reasonable accommodation on substantially the terms and conditions set forth under this Agreement.


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         2.       Article III, captioned "Consultation Payments," is amended by adding at the end of the first sentence of said Article III the following: Commencing February 1, 2002, in consideration of the consultation services to be rendered hereunder, the Corporation agrees to pay Employee for the balance of the term of this Agreement, in equal monthly installments, the yearly amount of $95,200.00.

         3. Except as hereinabove amended, the Agreement is hereby ratified and affirmed.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on 25th day of October, 2001.


ATTEST:                                  FEDERAL SCREW WORKS


/s/ Martin Starrman                      /s/ W.T. ZurSchmiede, Jr.
----------------------------             -------------------------------
                                         W.T. ZurSchmiede, Jr.
                                         Its Chairman



WITNESS:

/s/ Wade C. Plaskey                      /s/ Hugh G. Harness
----------------------------             -------------------------------
                                         Hugh G. Harness